Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 30, 2005, in the Registration Statement on Form F-1 and related Prospectus of Locate Technologies, Inc. for the registration of shares of its common stock.

/s/ "Manning Elliott LLP"

MANNING ELLIOTT LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
November 10, 2005